Exhibit 4.1



                            FOUR SEASONS HOTELS INC.

                                 AMENDMENT NO. 1

                                       TO

           RESTATED DIRECTOR, EXECUTIVE AND EMPLOYEE STOCK OPTION PLAN
                      AS AMENDED THROUGH FEBRUARY 26, 2004





                  Effective as of May 12, 2004, paragraph 3 of the Four Seasons Hotels Inc. Restated Director, Executive and Employee Stock Option Plan is amended by increasing the maximum number of Limited Voting Shares issuable thereunder from 8,638,603 to 9,138,603.

                  This amendment is adopted effective the 12th day of May, 2004.



                                              FOUR SEASONS HOTELS INC.



                                              By:  /s/  Randolph Weisz
                                                   -------------------------


                                              By:  /s/  Sarah Cohen
                                                   --------------------------

                            FOUR SEASONS HOTELS INC.

                                    RESTATED

               DIRECTOR, EXECUTIVE AND EMPLOYEE STOCK OPTION PLAN

                      AS AMENDED THROUGH FEBRUARY 26, 2004


1. INTERPRETATION.
   --------------

     In this Plan, the following terms shall have the following meanings:

     (a) "ADMINISTRATORS" means the Board or any members of the Board as may be designated by the Board to administer the Plan;

     (b) "AFFILIATE" has the meaning assigned thereto in the Securities Act (Ontario) and "Affiliates" shall have a corresponding meaning; and

     (c)  "BOARD" means the Board of Directors of the Corporation;

     (d)  "CORPORATION" means Four Seasons Hotels Inc.;

     (e) "FAIR MARKET VALUE" means the weighted average price of board lots of Limited Voting Shares traded on The Toronto Stock Exchange on the five trading days on which such board lots were traded immediately preceding the date of grant of an Option;

     (f)  "OPTIONS" means options granted under the Plan to purchase Shares;

     (g)  "PARTICIPANT"   means   such   persons  as  are   designated   by  the
          Administrators to participate in the Plan pursuant to Section 5;

     (h) "PERSONAL HOLDING CORPORATION" means a corporation controlled by a Participant, the issued and outstanding voting shares of which are beneficially owned, directly or indirectly, by such Participant and/or the spouse, children and/or grandchildren of such Participant;

     (i)  "PLAN" means this Stock Option Plan;

     (j) "RESERVED FOR ISSUANCE" refers to Shares which may be issued in the future upon the exercise of Options which have been granted under the Plan or any predecessor thereof;

     (k) "SHARE COMPENSATION ARRANGEMENT" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to directors, officers and employees of the Corporation and those of its Affiliates, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

     (l)  "SHARES" means the Limited Voting Shares of the Corporation;

     (m) "TRUST" means a trust governed by a registered retirement savings plan established by and for the benefit of a Participant and "Trusts" shall have a corresponding meaning.

2. PURPOSE.
   -------

     The purpose of the Plan is to advance the interests of the Corporation and its shareholders by providing to the directors, full-time operating officers and employees of the Corporation and those of its Affiliates a performance incentive for continued and improved service with the Corporation and its Affiliates.

3. SHARES SUBJECT TO THE PLAN.
   --------------------------

     The shares subject to the Plan shall be Shares. The Shares for which Options are granted shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under the Plan is limited to 8,638,603 Shares subject to increase or decrease by reason of amalgamations, rights offerings, reclassifications, consolidations or subdivisions, as provided in
Section 16 hereof, or as may otherwise be permitted by applicable law. If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4. ADMINISTRATION OF THE PLAN.
   --------------------------

     The Plan shall be administered by the Administrators. Subject to the limitations expressly contained herein, the Administrators shall have the power and authority to:

     (a)  adopt rules and regulations for implementing the Plan;

     (b) determine the eligibility of persons to participate in the Plan, the number of Shares subject to each Option and the vesting period for each Option;

     (c)  interpret and construe the provisions of the Plan;

     (d) subject to regulatory requirements, make exceptions to the Plan in circumstances which they determine to be exceptional;

     (e) delegate any or all of their power and authority under (a), (b), (c) and (d) above to such persons or groups of persons on such terms and on such conditions as the Administrators may in their absolute discretion determine, and without limiting the generality of the foregoing, such delegations(s) may be with respect to those aspects of the Plan relating to directors, officers and employees of the Corporation or its Affiliates; and

     (f) take such other steps as they determine to be necessary or desirable to give effect to the Plan.

     Decisions of the Administrators shall be recorded in writing and shall be binding on the Corporation and on all Participants. Any decision, approval or determination made by a person or group of persons delegated the ability to make such decision, approval or determination pursuant to (e) above shall be deemed to be a decision, approval or determination, as the case may be, of the Administrators.

5. ELIGIBLE PERSONS.
   ----------------

     The  following persons are eligible to participate in the Plan:

     (a) directors and full-time operating officers and employees of the Corporation or any Affiliate; and

     (b) persons that are: (i) employed full-time in properties managed by the Corporation or any Affiliate pursuant to a management agreement entered into between the Corporation or any Affiliate and the owner of such managed property; and (ii) employed by the owner of such property or any Affiliate of such owner.

6. AGREEMENT.
   ---------

     All Options granted hereunder shall be evidenced by an agreement between the Corporation and the Participant substantially in the form of Schedule 1.

7. GRANT OF OPTIONS.
   ----------------

     Subject to Sections 3 and 10, the Administrators may, from time to time,grant Options to Participants to purchase that number of Shares that the Administrators, in their absolute discretion, determine.

8. PARTICIPANTS' RETIREMENT SAVINGS PLANS.
   --------------------------------------

     Participants may, in their sole discretion, elect to have some or all of the Options granted to them granted to a Trust governed by a registered retirement savings plan established by and for the sole benefit of such Participant. Such election must be made prior to the execution of the agreement described in Section 6 and shall be evidenced in such agreement and in the option confirmation described in Section 14. For the purposes of this Plan, Options held by Trusts established for the benefit of the Participant shall be considered to be held by that Participant.

9. PARTICIPANTS' PERSONAL HOLDING CORPORATION.
   ------------------------------------------

     Participants may, in their sole discretion, elect to have some or all of any Options granted to such Participant's Personal Holding Corporation. Such election must be made prior to the execution of the agreement described in
Section 6 and shall be evidenced in such agreement and in the option confirmation described in Section 14. For the purposes of this Plan, Options held by the Personal Holding Corporation of a Participant shall be considered to be held by that Participant. If there is a change in the beneficial ownership of or control over voting shares of a Participant's Personal Holding Corporation which results in that corporation ceasing to be a Personal Holding Corporation, all Options held by that corporation shall forthwith terminate.

10. LIMIT ON ISSUANCE OF SHARES.
    ---------------------------

     (a) The aggregate number of Shares Reserved For Issuance pursuant to Options granted under the Plan and any other or former Share Compensation Arrangement:

          (i) to any Participant, shall not exceed 5% of the aggregate number of Shares and Variable Multiple Voting Shares of the Corporation outstanding on the date of grant; and

          (ii) to insiders, shall not exceed 10% of the aggregate number of Shares and Variable Multiple Voting Shares of the Corporation outstanding on the date of grant.

     (b) The aggregate number of Shares which may be issued, within a one year period, pursuant to Options granted under the Plan and any other share compensation arrangement:

          (i) to insiders, shall not exceed 10% of the aggregate number of Shares and Variable Multiple Voting Shares outstanding on the date of grant; and

          (ii) to any one insider, together with such insider's associates, shall not exceed 5% of the aggregate number of Shares and Variable Multiple Voting Shares outstanding on the date of grant;

excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period.

11. EXERCISE PRICE.
    --------------

     The exercise price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

12. TERM OF OPTION.
    --------------

     The term of each Option shall be determined by the Administrators, provided that no Option shall be exercisable after ten years from the date on which it is granted.

13. SHARES AVAILABLE FOR PURCHASE.
    -----------------------------

     Subject to Section 17, the Shares subject to each Option shall become available for purchase by the Participant at such time and from time to time and in such increments as the Administrators may determine in respect of each Option at the time of grant.

14. OPTION CONFIRMATION.
    -------------------

     Upon the grant of each Option, a stock option confirmation, substantially in the form of Schedule 2 shall be delivered by the Administrators to the Participant. The stock option confirmation shall indicate the number of Options, if any, which the Participant has elected to have granted directly to a Trust or Trusts, or to a Personal Holding Corporation or Personal Holding Corporations.

15. EXERCISE OF OPTION.
    ------------------

     Subject to Sections 12 and 13, an Option may be exercised at any time, or from time to time, during its term as to any number of whole Shares which are then available for purchase; provided that no partial exercise may be for less than 10 whole Shares. A Participant electing to exercise an Option on his or her own behalf or on behalf of a Trust or Personal Holding Corporation shall give written notice of the election to the Secretary of the Corporation, substantially in the form of Schedule 3 or in any other form acceptable to the Administrators.

     Upon actual receipt by the Corporation of written notice and the aggregate exercise price, the person (including a trustee, in the case of the exercise of Options by a Trust) exercising the Option (or such other person as the person exercising the option may direct in the written notice) shall be registered on the books of the Corporation as the holder of the appropriate number of Shares. No person shall enjoy any of the rights or privileges of a holder of Shares subject to Options until that person becomes the holder of record of those Shares.

16. CERTAIN ADJUSTMENTS.
    -------------------

     If the number of outstanding Shares is materially affected as a result of the amalgamation of the Corporation with another corporation, a rights offering, or the reclassification, consolidation or subdivision of the Shares, the Participant shall be entitled, upon payment of the consideration paid by the holders of Shares who received securities and/or property in the course of the amalgamation, rights offering, reclassification, consolidation or subdivision, to acquire those securities and/or property that the Participant would have received as a result of that event if the Participant had exercised the Option immediately before that event occurred.

17. TERMINATION OF EMPLOYMENT.
    ------------------------

     (a) If, at any time, a Participant to whom Options were granted prior to May 10, 2002 is neither:

          (i)  a full-time employee of the Corporation or its Affiliates, nor

          (ii) (A) employed full-time in properties managed by the Corporation or any Affiliate pursuant to a management agreement entered into between the Corporation or any Affiliate and the owner of such managed property, and (B) employed by the owner of such property or any Affiliate of such owner as a result of the death or physical or psychological incapacity of the Participant or termination of the Participant by the Participant's employer pursuant to a notice of termination received within 12 months of the date on which a change in control of the Corporation has occurred ("control" being defined as the ability to elect a majority of the directors by Isadore Sharp, his spouse, any of his issue and the spouses of any of them, his or their legal representatives, any corporation all the voting shares of which are owned only by or for the benefit of any of the foregoing persons and any trust the only beneficiaries of which are any one or more of the foregoing persons), the Options granted to such Participant prior to May 10, 2002 shall continue in force and all Shares subject to those Options shall immediately become available for purchase and may be acquired by the Participant before the earlier of:

          (i)  the expiry of the Option, and

          (ii) five calendar years from the date of death, incapacity or termination, as the case may be.

     (b) If, at any time (the "Termination Date") and for any reason, a Participant is neither:

          (i) a director or a full-time employee of the Corporation or its Affiliates, nor

          (ii) (A) employed full-time in properties managed by the Corporation or any Affiliate pursuant to a management agreement entered into between the Corporation or any Affiliate and the owner of such managed property, and (B) employed by the owner of such property or any Affiliate of such owner the Options granted to such Participant (other than those Options to which subsection 17(a) applies) may be exercised only before the earlier of:

          (iii) the expiry of the Option, and

          (iv) the later of:

               (A)  three months after the Termination Date, and

               (B) such other date (if any) determined by the Administrators that is, in the case of a non-employee director of the Corporation, no more than one year after the Termination Date and that is, in the case of all other Participants, no more than three years after the Termination Date and, except as otherwise determined by the Administrators, only in respect of Shares that were available for purchase at the Termination Date.

18. TRANSFERABILITY.
    ---------------

     Options may be exercised by the Participant, Trust or Personal Holding Corporation, as the case may be, and, upon the Participant's death, the legal representative of the Participant's estate or any other person who acquires the Participant's rights in respect of an Option by bequest or inheritance. A Participant, Trust or Personal Holding Corporation, as the case may be, exercising an Option may subscribe for Shares only in his, her or its own name or in his, her or its capacity as a legal representative.

19. AMENDMENT OF FORMER PLANS.
    -------------------------

     This  Plan  amends  and  replaces  the  Corporation's   Restated  Director,
Executive and Employee Stock Option Plan dated September 21, 2000 as amended through February 26, 2004. For greater certainty, any options outstanding under the Corporation's Director, Executive and Employee Stock Option Plan as at the date hereof shall continue in full force and effect in accordance with the terms of such options.

20. TERMINATION OF PLAN.
    -------------------

     The Board may terminate this Plan at any time in its discretion. If the Plan is so terminated, no further Options shall be granted but the Options then outstanding shall continue in full force and effect in accordance with the provisions of this Plan.

21. COMPLIANCE WITH STATUTES AND REGULATIONS.
    ----------------------------------------

     The granting of Options and the sale and delivery of Shares under this Plan shall be carried out in compliance with applicable statutes and with the regulations of governmental authorities and applicable stock exchanges. If the Administrators determine in their discretion that, in order to comply with any such statutes or regulations, certain action is necessary or desirable as a condition of or in connection with the granting of an Option or the issue or purchase of Shares under an Option, that Option may not be exercised in whole or in part unless that action shall have been completed in a manner satisfactory to the Administrators.

22. RIGHT TO EMPLOYMENT.
    -------------------

     Nothing contained in this Plan or in any Option granted under this Plan shall confer upon any person any right to continued employment with the Corporation or its Affiliates or interfere in any way with the rights of the Corporation or its Affiliates in connection with the employment or termination of employment of any such person.

23. AMENDMENTS TO THE PLAN AND OPTIONS.
    ----------------------------------

     The provisions of this Plan and the terms and conditions of Options may be amended at any time and from time to time by the Administrators or by resolution of the Board, provided that the prior consent of The Toronto Stock Exchange and, if required, the prior consent of any other such exchange on which the Shares of the Corporation are listed from time to time, has been obtained and that any required shareholder approval and other regulatory approval of such amendment is received prior to the issuance of any Shares of the Corporation on the exercise of any Options granted under the provisions of the amended form of the Plan or amended terms and conditions of such Options.

24. GOVERNING LAW.
    -------------

     The Plan, and any and all determinations made and actions taken in connection with the Plan, shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     ADOPTED effective February 26, 2004.

                                         FOUR SEASONS HOTELS INC.


                                         Per: /s/  Kathleen Taylor
                                              ----------------------------------



                                         Per: /s/  Isadore Sharp
                                             -----------------------------------

                                   SCHEDULE 1

                                   AGREEMENT
                                   ---------

     This agreement is entered into this ____ day of __________________, between Four Seasons Hotels Inc. (the "Corporation") and ______________________________ (the "Participant") pursuant to the Restated Director, Executive and Employee Stock Option Plan (the "Plan") as amended by the Corporation through February 26, 2004.

     Pursuant to the Plan and in consideration of $1.00 paid and services provided to the Corporation by the Participant, the Corporation agrees to grant options ("Options") and issue Limited Voting Shares (the "Shares") of the Corporation to the Participant, the Trust(s) described below governed by a registered retirement savings plan established by and for the benefit of the Participant or the Personal Holding Corporation (as such term is defined in the Plan) of the Participant in accordance with the terms of the Plan. The grant of the Options is confirmed by the Option Confirmation attached to this agreement.

     The undersigned confirms that if Options are granted to a Personal Holding Corporation, and if there is a change in the beneficial ownership of or control over voting shares of such corporation which results in it ceasing to be a Personal Holding Corporation (as such term is defined in the Plan), all Options held by that corporation shall forthwith terminate.

     The granting and exercise of the Option and the issue of Shares are subject to the terms and conditions of the Plan, all of which are incorporated into and form part of this agreement.

     This agreement shall be binding upon and enure to the benefit of the Corporation, its successors and assigns and the Participant and the legal representatives of his or her estate and any other person who acquires the Participant's rights in respect of the Options by bequest or inheritance.

     By executing this agreement, the Participant confirms and acknowledges that he or she has not been induced to enter into this agreement or acquire any Option by expectation of employment or continued employment with the Corporation or its Affiliates.

                                         FOUR SEASONS HOTELS INC.


                                         Per:
                                             -----------------------------------



                                         Per:
                                             -----------------------------------



                                         ---------------------------------------
                                         PARTICIPANT

DESCRIPTION OF TRUST1
--------------------

     Trustee __________ Account No. _______ No. of Options ________

     Trustee __________ Account No. _______ No. of Options ________

     Trustee __________ Account No. _______ No. of Options ________






DESCRIPTION OF PERSONAL HOLDING CORPORATION2
-------------------------------------------



======================= ==================== ==================== ======================= ====================
  Name of Corporation      Jurisdiction         Shareholders        No. of Common Shares    No. of Options
                                                                             Held
----------------------- -------------------- -------------------- ----------------------  -------------------

======================= ==================== ==================== ======================  ===================















-----------------------------



1 To be completed if Participant elects to have Options granted directly to a Trust.

2 To be completed if Participant elects to have Options granted directly to a Personal Holding Corporation.

                                   SCHEDULE 2

                               OPTION CONFIRMATION
                               -------------------

TO:  ("Participant")

Pursuant to the Restated Director, Executive and Employee Stock Option Plan (the "Plan") of Four Seasons Hotels Inc. (the "Corporation") as amended through February 26, 2004, and an agreement between the Corporation and the Participant dated _________, 20__ (the "Grant Date"), the Corporation confirms the grant to the Participant and/or the Trust(s) described below governed by a registered retirement savings plan established by and for the benefit of the Participant and/or the Participant's Personal Holding Corporation(s) described below, of an option (the "Option") to acquire _________ Limited Voting Shares of the Corporation (the "Option Shares") at an exercise price of $___________ per Limited Voting Share.

Subject in each case to Section 17 of the Plan, the Option shall be exercisable until [INSERT DATE OR RELEVANT ANNIVERSARY OF THE GRANT DATE], and:

     (a) all of the Option Shares may be purchased at any time during the term of the Option on or after [INSERT DATE OR RELEVANT ANNIVERSARY OF THE GRANT DATE];

     (b) _______________ % of the Option Shares (or such greater percentage as may be determined by the Administrators from time to time in their discretion) may be purchased at any time during the term of the Option on or after [INSERT DATE OR RELEVANT ANNIVERSARY OF THE GRANT DATE];

     (c) _______________ % of the Option Shares (or such greater percentage as may be determined by the Administrators from time to time in their discretion) may be purchased at any time during the term of the Option on or after [INSERT DATE OR RELEVANT ANNIVERSARY OF THE GRANT DATE];

     (d) _______________ % of the Option Shares (or such greater percentage as may be determined by the Administrators from time to time in their discretion) may be purchased at any time during the term of the Option on or after [INSERT DATE OR RELEVANT ANNIVERSARY OF THE GRANT DATE];

     (e) _______________ % of the Option Shares (or such greater percentage as may be determined by the Administrators from time to time in their discretion) may be purchased at any time during the term of the Option on or after [INSERT DATE OR RELEVANT ANNIVERSARY OF THE GRANT DATE];

The granting and exercise of this Option are subject to the terms and conditions of the Plan.

DATED this ________day of ___________, 20    .

                                         FOUR SEASONS HOTELS INC.

                                         Per:
                                         ---------------------------------------


                                         Per:
                                         ---------------------------------------

DESCRIPTION OF TRUST1

         Trustee  __________   Account No.  _______  No. of Options ________

         Trustee  __________   Account No.  _______  No. of Options ________

         Trustee  __________   Account No.  _______  No. of Options ________



DESCRIPTION OF PERSONAL HOLDING CORPORATION2




======================== ==================== ======================= ====================== ======================
   Name of Corporation      Jurisdiction           Shareholders       No. of Common Shares      No. of Options
                                                                                 Held
------------------------ -------------------- ----------------------- ---------------------- ----------------------
------------------------ -------------------- ----------------------- ---------------------- ----------------------

======================== ==================== ======================= ====================== ======================





















1To be completed if Participant elects to have Options granted directly to a Trust.
2 To be completed if Participant elects to have Options granted directly to a Personal Holding Corporation.

                                   SCHEDULE 3

                                    ELECTION
                                    --------



TO: FOUR SEASONS HOTELS INC.
    Attention: The Secretary



     Pursuant to the Restated Director, Executive and Employee Stock Option Plan (the "Plan") of Four Seasons Hotels Inc. (the "Corporation") as amended through February 26, 2004, the undersigned elects to purchase ____________Limited Voting Shares (the "Shares") of the Corporation which are subject to an option granted on _________, 20__ , and for which the aggregate amount of $_______________ (the "Purchase Price") is payable to the Corporation, being $________________ per Share.

     The undersigned requests that the Shares be issued upon receipt by the Corporation of the Purchase Price in his, her or its name (or in such other name) as follows in accordance with the terms of the Plan:



     --------------------------------------------------
     (Print  Name as Name is to Appear on Share Certificate)



     (Where the party exercising the Option is a Trust): The undersigned is the trustee of a trust governed by a registered retirement savings plan established by and for the benefit of:



    --------------------------------------------------
    (Print    Name    of Beneficiary of Trust)



     (Where the party exercising the option is a Personal Holding  Corporation):
The undersigned is an officer or director of the Personal Holding Corporation of:



    ----------------------------------------------------
    (Print    Name   of Controlling Shareholder of Personal Holding Corporation)

     The undersigned acknowledges that he or she has not been induced to purchase the Shares by expectation of employment or continued employment with the Corporation.



     DATED this ____ day of ___________ , 20__.





---------------------------              ------------------------------------
Witness                                  Participant

                                         Title:

                                         (Note: Where the party exercising
                                         the Option is a trust, the trustee
                                         should execute this election. Where
                                         the party exercising the Option is a
                                         Personal Holding Corporation, an
                                         officer or director of such Personal
                                         Holding Corporation should execute
                                         this election and the title should
                                         be entered.)